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                                                                   EXHIBIT 23.2


                        WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                        Palo Alto, California 94304-1050




                                 May 10, 1996


Genus, Inc.
1139 Karlstad Drive
Sunnyvale, California 94089

     RE:     CONSENT TO AMENDMENT NO. 1 TO THE
             REGISTRATION STATMENT ON FORM S-3 (REG. NO. 333-01039)
             ------------------------------------------------------

Ladies and Gentlemen:

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-01039) (the "Registration Statement") of Genus, Inc. of our opinion dated February 16, 1996, filed as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.


                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation